EXHIBIT 11

                       BALDOR ELECTRIC COMPANY AND AFFILIATES
                      COMPUTATION OF EARNINGS PER COMMON SHARE

                                                FISCAL YEAR

                                      ------------------------------------
                                     1994           1993             1992

                                  (In thousands, except per share amounts)
Primary

   Weighted average shares
      outstanding                  18,177           17,865          17,668

   Dilutive stock options based
      on the treasury stock
      method using the average
      market price                    825              846             652
                                   ------           ------          ------
   Total                           19,002           18,711          18,320
                                   ======           ======          ======

Net Earnings                      $26,359          $19,426         $15,264
                                  =======          =======         =======

Per Share Earnings                  $1.39            $1.04            $.83
                                    =====            =====            ====

Fully Diluted

   Weighted average shares
      outstanding                  18,177           17,865          17,668

   Dilutive stock options
      based on the treasury
      stock method using the
      year-end market price,
      if higher than average
      market price                    897              993             862
                                   ------           ------          ------

   Total                           19,074           18,858          18,530
                                   ======           ======          ======

Net Earnings                      $26,359          $19,426         $15,264
                                  =======          =======         =======

Per Share Earnings                  $1.38            $1.03            $.82
                                    =====            =====            ====
_______________

Note: Amounts for 1993-92 have been restated for a six-for-five stock split effected in the form of a 20% stock dividend which was declared during the fourth quarter 1993. See Note E to Annual Report to Shareholders for 1994.